Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-28997) on Form S-8 of Benchmark Electronics, Inc. of our report dated June 28, 2017 relating to the Statement of Net Assets Available for Benefits as of December 30, 2016 of the Benchmark Electronics, Inc. 401(k) Employee Savings Plan, which appears in this Form 11-K for the year ended December 30, 2017.

/s/ Hein & Associates LLP

Denver, Colorado

June 28, 2018